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Exhibit 99.2

SL Green Realty Corp.
First Quarter 2004
Supplemental Data
March 31, 2004

[GRAPHIC]

        SL Green Realty Corp. is a fully integrated, self-administered and self-managed Real Estate Investment Trust (REIT) that primarily owns, manages, leases, acquires and repositions office properties in emerging, high-growth submarkets of Manhattan.

  •
  SL Green's common stock is listed on the New York Stock Exchange, and trades under the symbol SLG.

  •
  SL Green maintains an internet site at www.slgreen.com at which most key investor relations data pertaining to dividend declaration, payout, current and historic share price, etc. can be found. Such information is not reiterated in this supplemental financial package. This supplemental financial package is available through the Company's Internet site.

  •
  This data is presented to supplement audited and unaudited regulatory filings of the Company and should be read in conjunction with those filings. The financial data herein is unaudited and is provided from the prospective of timeliness to assist readers of quarterly and annual financial filings. As such, data otherwise contained in future regulatory filings covering the same period may be restated from the data presented herein.

        Questions pertaining to the information contained herein should be referred to Gregory F. Hughes at greg.hughes@slgreen.com or at 212-594-2700.

        This report includes certain statements that may be deemed to be "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included in this report that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future, including such matters as future capital expenditures, dividends and acquisitions (including the amount and nature thereof), expansion and other development trends of the real estate industry, business strategies, expansion and growth of the Company's operations and other such matters are forward-looking statements. These statements are based on certain assumptions and analyses made by the Company in light of its experience and its perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate. Such statements are subject to a number of assumptions, risks and uncertainties, general economic and business conditions, the business opportunities that may be presented to and pursued by the Company, changes in laws or regulations and other factors, many of which are beyond the control of the Company. Any such statements are not guarantees of future performance and actual results or developments may differ materially from those anticipated in the forward-looking statements.

        The following discussion related to the consolidated financial statements of the Company should be read in conjunction with the financial statements for the quarter ended March 31, 2004 that will subsequently be released on Form 10-Q to be filed on or before May 10, 2004.

TABLE OF CONTENTS

Highlights of Current Period Financial Performance
Unaudited Financial Statements
Corporate Profile	4
Financial Highlights	5-11
Balance Sheets	12-13
Statements of Operations	14-15
Joint Venture Statements	16-17
Statement of Stockholders' Equity	18
Funds From Operations	19
Selected Financial Data	20-22
Summary of Debt and Ground Lease Arrangements	23-24
Mortgage Investments and Preferred Equity	25-26
Property Data
Composition of Property Portfolio	27
Top Tenants	28
Leasing Activity Summary	29-32
Lease Expiration Schedule	33-34
Summary of Acquisition/Disposition Activity	35-36
Supplemental Definitions	37
Corporate Information	38

CORPORATE PROFILE

        SL Green Realty Corp. (the "Company") was formed on August 20, 1997 to continue the commercial real estate business of S.L. Green Properties Inc. founded in 1980 by Stephen L. Green, our current Chairman. For more than 20 years SL Green has been engaged in the business of owning, managing, leasing, acquiring and repositioning office properties in Manhattan. The Company's investment focus is to create value through the acquisition, redevelopment and repositioning of Manhattan office properties and releasing and managing these properties for maximum cash flow.

        Looking forward, SL Green Realty Corp. will continue its opportunistic investment philosophy through three established business lines: investment in long-term core properties, investment in opportunistic assets and structured finance investments. This three-legged investment strategy will allow SL Green to balance the components of its portfolio to take advantage of each stage in the business cycle.

        Today, the Company is the only fully integrated, self-managed, self-administered Real Estate Investment Trust (REIT) exclusively focused on owning and operating office buildings in Manhattan. SL Green is a pure play for investors to own a piece of New York.

FINANCIAL HIGHLIGHTS FIRST QUARTER 2004 UNAUDITED

FINANCIAL RESULTS

        Funds From Operations (FFO) before minority interests, for the first quarter 2004 totaled $35.0 million, or $0.83 per share (diluted), a 2% decrease compared to the same quarter in 2003 when FFO totaled $32.5 million, or $0.85 per share (diluted).

        Net income available for common shareholders for the first quarter 2004 totaled $16.0 million, or $0.40 per share (diluted), a decrease of $0.61 per share (60%) as compared to the same quarter in 2003 when net income totaled $33.9 million, or $1.01 per share (diluted).

        The decrease in net income in the first quarter 2003 is primarily due to $17.8 million ($0.50 per share) gain recognized on the sale of 50 West 23rd Street.

        Funds available for distribution (FAD) for the first quarter 2004 decreased to $0.56 share per share (diluted) versus $0.68 per share (diluted) in the prior year, a 18% decrease. The decrease is primarily due to the $9.3 million increase in tenant improvements and leasing commissions.

        The Company's dividend payout ratio was 60.0% of FFO and 89.6% of FAD before first cycle leasing costs.

CONSOLIDATED RESULTS

        Total quarterly revenues increased 32% in the first quarter to $87.7 million, compared to $66.7 million last year. The $21.0 million growth in revenue resulted from the following items:

  •
  $12.4 million increase from 2003 acquisitions

  •
  $8.9 million increase in preferred equity and investment income

  •
  $0.3 million decrease-other.

        The Company's EBITDA increased $9.7 million to $47.8 million. Margins after ground rent increased to 66.9% compared to 63.4% for the same period last year. The increase in margins is primarily due to the increase in equity in net income from unconsolidated joint ventures ($6.4 million) and the increase in investment and preferred equity income ($8.9 million). These increases were partially off-set by higher MG&A ($7.7 million) and increased operating costs as a percentage of real estate revenue. The following items drove EBITDA improvements:

        (1)   Consolidated GAAP NOI (before discontinued operations) increased $9.1 million:

  •
  $5.0 million increase from 2003 property acquisitions of 220 East 42nd Street (February 2003), 125 Broad Street (March 2003) and 461 Fifth Avenue (October 2003) ($5.5 million) partially off-set by affiliates and reserves ($0.5 million)

  •
  $6.4 million increase from the equity in income from unconsolidated joint ventures primarily due to the December 2003 acquisition of 1221 Avenue of the Americas ($7.2 million). The increase was partially off-set by lower affiliate income and reserves.

  •
  $1.7 million decrease (See Same-Store Results).

        (2)   $8.9 million increase in investment and preferred equity income primarily due to (i) the recognition of a one-time gain on a mortgage investment ($4.2 million), (ii) an increase in the weighted-average asset balance from $125.2 million to $269.6 million. The weighted-average yield decreased from 12.38% to 12.16% due mainly to lower LIBOR.

        (3)   $0.6 million decrease in other income net of service corporation operating income ($1.6 million).

        (4)   $7.7 million decrease from higher MG&A expense. The increase is primarily due to restricted stock compensation awards ($6.3 million).

        FFO available to common shareholders improved $2.5 million primarily as a result of:

  •
  $9.7 million increase in EBITDA

  •
  $0.5 million increase from lower amortization of finance costs

  •
  $2.5 million increase in FFO adjustment from unconsolidated joint ventures primarily due to increased depreciation expense

  •
  $2.1 million decrease in FFO from discontinued operations

  •
  $3.0 million decrease from perpetual preferred stock dividends

  •
  $5.1 million decrease from higher interest expense.

        The $5.1 million increase in interest expense was primarily associated with additional debt used to fund new investment activity ($7.8 million) offset in part by reduced loan balances due to previous disposition activity ($1.0 million) and proceeds from the Company's common and preferred equity offerings ($1.5 million).

SAME-STORE RESULTS

        Same-store first quarter GAAP NOI decreased $1.7 million (6%) to $26.4 million in 2004 due to a $1.8 million increase in operating expenses partially offset by a $0.1 million increase in rental revenues. Operating margins after ground rent decreased from 51.1% to 47.5%.

        The $1.8 million (7%) increase in same-store operating expenses resulted from:

  •
  $0.5 million (6%) increase in real estate taxes primarily due to higher property value assessments

  •
  $0.5 million (29%) increase in condominium management, professional and advertising costs

  •
  $0.6 million (6%) increase in repairs, maintenance and payroll costs.

        The $0.1 million increase in revenue was due to:

  •
  $0.5 million increase from replacement rents, including early renewals, which were 7% higher than previously fully escalated rents

  •
  $0.5 million increase in escalation and reimbursement revenue primarily due to utility reimbursements

  •
  $0.5 million decrease from higher credit loss reserves

  •
  $0.4 million reduction in signage rent and lease buy-out income.

QUARTERLY LEASING HIGHLIGHTS

        Vacancy at December 31, 2003 was 596,406 useable square feet net of holdover tenants. During the quarter, 174,620 additional usable office retail and storage square feet became available at an average escalated cash rent of $42.17 per rentable square foot. The company acquired 19 West 44th Street, which included 36,662 usable square feet. Space available before holdovers to lease during the quarter totaled 807,688 useable square feet, or 5.2% of the total portfolio.

        During the first quarter, 62 leases were signed totaling 195,419 usable square feet. New cash rents averaged $44.70 per rentable square foot. Replacement rents were 26.6% greater than rents on previously occupied space, which had fully escalated cash rents averaging $35.31 per rentable square foot. The average lease term was 9.8 years and average tenant concessions were 2.1 months of free rent with a tenant improvement allowance of $26.85 per rentable square foot. Including early renewals and excluding holdover tenants, the tenant renewal rate was 30% based on square feet expiring. Twenty-seven leases have expired comprising 37,737 useable square feet that are in a holdover status. This results in 574,532 useable square feet (net of holdovers) remaining available as of March 31, 2004.

        The Company signed five office leases for 13,045 useable square feet that were for early renewals. The early renewals for space were not scheduled to become available until after the second quarter of 2004. The Company renewed the current office tenants at an average cash rent of $31.84 per rentable square foot, representing an increase of 19.8% above the previously fully escalated rents of $26.58. The average lease term extension on the office early renewals was 2.2 years with a tenant improvement allowance of $3.06 per rentable square foot.

PROPERTY ACTIVITY

19 West 44th Street
New York, New York

        On March 20, 2004, the Company, through a joint venture with The City Investment Fund, acquired 19 West 44th Street for $67.0 million from EBS Forty Fourth Property Associates LLC with potential additional consideration of up to $2 million based on property performance. The Company now holds a 35% equity interest in the property and previously held $7 million preferred equity investment that was redeemed at closing. The venture financed the transaction by assuming the existing $47.2 million first mortgage, which bears interest at 286 basis points over LIBOR, and cash. The mortgage matures in September 2005 and is open for pre-payment in April 2005.

        19 West 44th Street is an approximately 292,000 square foot office building located between Fifth Avenue and Avenue of the Americas. The initial unleveraged cash NOI yield on investment is 8.0%. The Company acts as the operating partner for the joint venture and is responsible for leasing and managing the property. The joint venture agreement provides the Company with the opportunity to gain certain economic benefits based on the financial performance of the property.

Structured Finance Activity

        As of March 31, 2004, the par value of the Company's structured finance and preferred equity investments totaled $276.5 million. The weighted average balance outstanding for the first quarter of 2004 was $269.6 million. During the first quarter of 2004, the weighted average yield was 12.16%.

        During the first quarter of 2004, the Company originated $80.0 million of structured finance investments with an initial yield of 11.45%. The Company also received a redemption totaling $15.4 million that was yielding 12.14% and converted its $7.0 million preferred equity investment into 19 West 44th Street.

        During April 2004, the Company received $84.3 million in redemptions with a weighted average interest rate of 13.52%.

        During the quarter, the Company recognized a $4.2 million gain from a partial distribution from a joint venture, which owned a mortgage position in a portfolio of office and industrial properties.

Gramercy Capital Corp. Formation

        The Company announced today that its newly formed affiliate, Gramercy Capital Corp., expects to file a registration statement tomorrow in connection with its initial public offering to raise up to $200 million. Gramercy Capital Corp. is a specialty finance company focused on originating and acquiring loans and other fixed-income investments secured by commercial and multifamily real estate.

        The Company created Gramercy Capital to continue its structured finance business as a separate public company. The existing fixed-income investment portfolio of the Company is not being contributed in connection with the IPO.

        SL Green will have a significant ownership interest in the business by investing up to $50 million in the initial public offering and will own approximately 25% of the common stock outstanding after the offering.

        This document is not an offer to sell securities of Gramercy Capital and is not soliciting an offer to buy those securities, which offer may be made only by means of a prospectus.

FINANCING ACTIVITY

Common Stock Issuance

        On January 16, 2004, the Company completed a public offering of 1.8 million shares of common stock at a gross price of $42.33 per share. The Company used the net proceeds of approximately $73.9 million, to pay down its unsecured revolving credit facility.

Forward Interest Rate Contract

        During January 2004, the Company entered into a $65 million serial swap commencing August 2005 with an initial 12-month all-in rate of 4.80% and a blended all-in rate of 5.45% with a final maturity date in June 2008.

        During January 2004, the Company entered into a $100 million one-year forward swap commencing June 2004 with an all-in rate of 3.77%.

        During April 2004, the Company entered into a $100 million serial step swap commencing April 2004 with an initial 24-month all-in rate of 3.83% and a blended all-in rate of 5.10% with a final maturity date in December 2008.

10-Year Rate Lock

        In March 2004, the Company entered into a forward rate-lock in anticipation of the recapitalization of one of its joint venture properties. The forward rate lock will fix the interest rate on the new loan at 5.75%.

Secured Line of Credit

        During March 2004, the Company increased and extended the secured line of credit. The facility was increased $50.0 million to $125.0 million and the maturity date was extended from an initial maturity date in December 2004 to December 2006 and begins at a spread of 140 basis points over LIBOR.

MANAGEMENT

Promotion of Gerard Nocera

        Gerard Nocera, who is currently Executive Vice President and Director of Real Estate, has been promoted to Chief Operating Officer, effective May 1st, 2004.

        In his new role, Mr. Nocera, who joined SL Green more than a decade ago, will continue to oversee all areas of real estate—including leasing, management, construction and redevelopment. In addition, he will work closely with the company's finance department in budget preparation, compliance and monitoring.

OTHER

Dividends

        On March 15, 2004, the Company declared a dividend distribution of $0.50 per common share for the first quarter 2004. This distribution reflects the regular quarterly dividend, which is the equivalent of an annualized distribution of $2.00 per common share.

        On March 15, 2004, the Company also declared a dividend on the Company's Series C preferred stock for the period December 12, 2003 through and including April 14, 2004, of $0.646 per share, payable April 15, 2004 to shareholders of record on the close of business on March 31, 2004. The distribution reflects the regular annualized distribution of $1.90625, pro rated for the period during which the Series C preferred stock was outstanding.

Consolidation of Affiliate

        In connection with recently enacted accounting pronouncements (FIN 46) the Company has consolidated the results of its previously unconsolidated affiliate. The consolidation is effective July 1, 2003 and is not retroactive. The consolidated affiliate revenue totaled $1.6 million and consolidated expenses totaled $1.6 for the three months ended March 31, 2004.

2004 SAME-STORE PORTFOLIO

        Annually, the Company adjusts the same-store pool to include all properties owned for a minimum of twelve months (since January 1, 2003). The 2004 same-store pool will include the following wholly owned properties:

673 First Avenue	1140 Avenue of the Americas	420 Lexington Avenue
470 Park Avenue South	1466 Broadway	70 West 36th Street
555 West 57th Street	440 Ninth Avenue	1414 Avenue of the Americas
711 Third Avenue	1372 Broadway	292 Madison Avenue
286 Madison Avenue	290 Madison Avenue	17 Battery Place North
110 East 42nd Street	317 Madison Avenue

        Beginning in 2004, the Company will also disclose a 2004 same-store pool for the joint venture properties. The same-store will consist of all properties owned as of January 1, 2003. The 2004 joint venture same-store pool will include the following properties:

2004 JOINT VENTURE SAME-STORE

180 Madison Avenue (50%)	1250 Broadway (55%)	1515 Broadway (55%)
One Park Avenue (55%)	100 Park Avenue (50%)

(% of SL Green Realty Corp. Ownership)

SL Green Realty Corp. Key Financial Data March 31, 2004 (Dollars in Thousands Except Per Share and Sq. Ft.)
	As of or for the three months ended
	3/31/2004	12/31/2003	9/30/2003	6/30/2003	3/31/2003
Earnings Per Share
Net income available to common shareholders—diluted	$0.40	$0.58	$0.59	$0.49	$1.01
Funds from operations available to common shareholders—diluted	$0.83	$0.89	$0.87	$0.87	$0.85
Funds available for distribution to common shareholders—diluted	$0.56	$0.56	$0.68	$0.60	$0.68
Common Share Price & Dividends
At the end of the period	$47.70	$41.05	$36.11	$34.89	$30.56
High during period	$47.78	$41.05	$37.42	$36.00	$31.95
Low during period	$41.12	$36.12	$34.52	$31.47	$29.05
Common dividends per share	$0.500	$0.500	$0.465	$0.465	$0.465
FFO Payout Ratio	60.03%	56.42%	53.71%	53.29%	54.58%
FAD Payout Ratio	89.68%	89.42%	68.61%	77.60%	68.00%
Common Shares & Units
Common shares outstanding	38,551	36,016	35,876	31,173	30,939
Units outstanding	2,225	2,306	2,306	2,306	2,404

Total shares and units outstanding	40,776	38,322	38,182	33,479	33,343

Weighted average common shares and units outstanding—basic	37,978	35,957	31,269	31,082	30,706
Weighted average common shares and units outstanding—diluted	42,010	39,764	39,186	38,819	38,182
Market Capitalization
Market value of common equity	$1,945,017	$1,573,114	$1,378,753	$1,168,094	$1,018,972
Liquidation value of preferred equity	157,500	157,500	—	115,000	115,000
Consolidated debt	1,060,428	1,119,449	792,426	762,530	787,289

Consolidated market capitalization	$3,162,945	$2,850,063	$2,171,179	$2,045,624	$1,921,261
SLG portion JV debt	489,940	473,558	402,635	396,047	396,192

Combined market capitalization	$3,652,885	$3,323,621	$2,573,814	$2,441,671	$2,317,453

Consolidated debt to market capitalization	33.53%	39.28%	36.50%	37.28%	40.98%
Combined debt to market capitalization	42.44%	47.93%	46.43%	47.45%	51.07%
Consolidated debt service coverage	3.69	3.71	3.83	3.64	3.89
Consolidated fixed charge coverage	2.60	2.83	2.66	2.55	2.64
Combined fixed charge coverage	2.50	2.67	2.44	2.36	2.41
Portfolio Statistics
Directly owned buildings	20	20	19	20	20
Joint venture buildings	7	6	6	6	6

	27	26	25	26	26

Directly owned square footage	8,170,000	8,170,000	7,970,000	8,225,000	8,225,000
Joint venture square footage	7,274,000	6,902,000	4,635,000	4,635,000	4,635,000

	15,444,000	15,072,000	12,605,000	12,860,000	12,860,000

Quarter end occupancy—portfolio	96.3%	95.8%	95.5%	95.5%	95.5%
Quarter end occupancy—same store	96.9%	95.8%	97.5%	97.3%	96.9%

SL Green Realty Corp. Key Financial Data March 31, 2004 (Dollars in Thousands Except Per Share and Sq. Ft.)
	As of or for the three months ended
	3/31/2004	12/31/2003	9/30/2003	6/30/2003	3/31/2003
Selected Balance Sheet Data
Real estate assets before depreciation	$1,355,880	$1,346,431	$1,273,606	$1,266,476	$1,327,064
Investments in unconsolidated joint ventures	$600,002	$590,064	$205,821	$216,620	$213,802
Structured finance investments	$276,538	$218,989	$167,954	$125,517	$114,496
Total Assets	$2,295,883	$2,261,841	$1,765,147	$1,725,583	$1,755,819
Fixed rate & hedged debt	$782,428	$783,449	$539,426	$540,352	$556,111
Variable rate debt	278,000	336,000	253,000	222,178	231,178

Total consolidated debt	$1,060,428	$1,119,449	$792,426	$762,530	$787,289
Total Liabilities	$1,210,662	$1,256,268	$926,791	$900,433	$935,513
Fixed rate & hedged debt—including SLG portion JV debt	$1,010,358	$1,011,507	$767,611	$671,949	$777,854
Variable rate debt—including SLG portion JV debt	540,010	581,500	427,450	486,628	405,629

Total combined debt	$1,550,368	$1,593,007	$1,195,061	$1,158,577	$1,183,483
Selected Operating Data
Property operating revenues	$71,371	$73,073	$73,352	$69,751	$60,062
Property operating expenses	39,562	36,821	38,713	33,534	29,478

Property operating NOI	$31,809	$36,252	$34,639	$36,217	$30,584
SLG share of Property NOI from JVs	$22,174	$12,886	$12,094	$12,474	$12,915
Structured finance income	$13,829	$9,861	$3,860	$3,449	$4,917
Other income	$2,490	$3,668	$4,113	$1,164	$1,699
Marketing general & administrative expenses	$10,903	$8,048	$2,994	$2,804	$3,186
Consolidated interest	$14,830	$12,683	$10,991	$11,817	$10,305
Combined interest	$19,944	$17,366	$15,978	$16,547	$14,980
Preferred Dividend & Accretion	$3,000	$625	$2,224	$2,431	$2,431
Office Leasing Statistics
Total office leases signed	59	62	69	68	57
Total office square footage leased	251,144	664,716	275,434	311,388	316,733
Average rent psf(1)	$30.98	$31.27	$34.55	$30.89	$36.59
Escalated rents psf(1)	$30.22	$30.71	$32.85	$28.58	$34.91
Percentage of rent over escalated(1)	2.5%	1.8%	5.2%	8.1%	4.8%
Tenant concession packages psf	$26.21	$22.43	$16.49	$20.15	$19.03
Free rent months	1.9	1.1	1.1	1.7	3.6

(1)
Leasing statistic excludes new tenants replacing vacancies.

COMPARATIVE BALANCE SHEETS Unaudited (000's omitted)
	3/31/2004	3/31/2003	+/-	12/31/2003	+/-	9/30/2003	+/-
Assets
Commercial real estate properties, at cost:
Land & land interests	$168,660	$182,510	$(13,850)	$168,032	$628	$167,816	$844
Buildings & improvements fee interest	857,278	981,971	(124,693)	849,013	8,265	841,716	15,562
Buildings & improvements leasehold	317,734	150,375	167,359	317,178	556	251,866	65,868
Buildings & improvements under capital lease	12,208	12,208	—	12,208	—	12,208	—

	$1,355,880	$1,327,064	$28,816	$1,346,431	$9,449	$1,273,606	$82,274
Less accumulated depreciation	(165,333)	(130,675)	(34,658)	(156,768)	(8,565)	(147,083)	(18,250)

	$1,190,547	$1,196,389	$(5,842)	$1,189,663	$884	$1,126,523	$64,024
Other Real Estate Investments:
Investment in unconsolidated joint ventures	600,002	213,802	386,200	590,064	9,938	205,821	394,181
Mortgage loans receivable	191,912	93,145	98,767	127,328	64,584	146,642	45,270
Preferred equity investments	84,626	21,351	63,275	91,661	(7,035)	21,312	63,314
Assets held for sale	—	16,226	(16,226)	—	—	—	—
Cash and cash equivalents	22,393	24,619	(2,226)	38,546	(16,153)	14,171	8,222
Restricted cash:
Tenant security	22,472	20,709	1,763	21,584	888	20,643	1,829
Escrows & other	25,296	38,326	(13,030)	37,958	(12,662)	89,996	(64,700)
Tenant and other receivables, net of $7,660 reserve at 3/31/04	12,857	8,921	3,936	13,165	(308)	14,022	(1,165)
Related party receivables	5,000	5,213	(213)	6,610	(1,610)	7,068	(2,068)
Deferred rents receivable, net of reserve for tenant credit loss of $7,270 at 3/31/04	64,562	57,223	7,339	63,131	1,431	61,361	3,201
Investment in and advances to affiliates	—	3,733	(3,733)	—	—	—	—
Deferred costs, net	44,379	37,251	7,128	39,277	5,102	36,969	7,410
Other assets	31,837	18,911	12,926	42,854	(11,017)	20,619	11,218

Total Assets	$2,295,883	$1,755,819	$540,064	$2,261,841	$34,042	$1,765,147	$530,736

COMPARATIVE BALANCE SHEETS
Unaudited (000's omitted)

	3/31/2004	3/31/2003	+/-	12/31/2003	+/-	9/30/2003	+/-
Liabilities and Stockholders' Equity
Mortgage notes payable	$515,018	$621,469	$(106,451)	$515,871	$(853)	$532,426	$(17,408)
Unsecured & Secured term loans	367,410	100,000	267,410	367,578	(168)	165,000	202,410
Revolving credit facilities	178,000	51,000	127,000	236,000	(58,000)	95,000	83,000
Derivative Instruments—fair value	11,518	11,553	(35)	9,009	2,509	5,390	6,128
Accrued interest payable	4,788	2,917	1,871	3,500	1,288	2,553	2,235
Accounts payable and accrued expenses	46,953	36,906	10,047	43,835	3,118	46,935	18
Deferred compensation awards	—	—	—	—	—	—	—
Deferred revenue	8,623	27,337	(18,714)	8,526	97	9,267	(644)
Capitalized lease obligations	16,247	15,937	310	16,168	79	16,090	157
Deferred land lease payable	15,326	14,786	540	15,166	160	15,106	220
Dividend and distributions payable	24,003	17,859	6,144	18,647	5,356	17,914	6,089
Liabilities related to assets held for sale	—	14,821	(14,821)	—	—	—	—
Security deposits	22,776	20,928	1,848	21,968	808	21,110	1,666

Total Liabilities	$1,210,662	$935,513	$275,149	$1,256,268	$(45,606)	$926,791	$283,871
Minority interest (2,225 units outstanding) at 3/31/04	52,756	55,309	(2,553)	54,791	(2,035)	54,472	(1,716)
8% Preferred Income Equity Redeemable Shares $0.01 par value, $25.00 mandatory liquidation preference	—	111,852	(111,852)	—	—	—	—
Stockholders' Equity
7.625% Series C Perpetual Preferred Shares	151,981	—	151,981	151,981	—	—	151,981
Common stock, $.01 par value 100,000 shares authorized, 38,551 issued and outstanding at 3/31/04	385	309	76	360	25	358	27
Additional paid-in capital	825,842	603,907	221,935	728,882	96,960	722,565	103,277
Deferred compensation plans	(17,642)	(9,224)	(8,418)	(8,446)	(9,196)	(9,062)	(8,580)
Accumulated other comprehensive loss	(3,704)	(11,375)	7,671	(961)	(2,743)	(5,382)	1,678
Retained earnings	75,603	69,528	6,075	78,966	(3,363)	75,405	198

Total Stockholders' Equity	$1,032,465	$653,145	$379,320	$950,782	$81,683	$783,884	$248,581

Total Liabilities and Stockholders' Equity	$2,295,883	$1,755,819	$540,064	$2,261,841	$34,042	$1,765,147	$530,736

COMPARATIVE STATEMENTS OF OPERATIONS ($000's omitted)
	Three Months Ended				Three Months Ended		Three Months Ended
	Mar-04	Mar-03	+/-%		Dec-03%		Sep-03%
Revenues
Rental revenue, net	60,262	50,008	10,254	21%	60,666	-1%	57,537	5%
Free rent	1,528	1,326	202	15%	1,336	14%	1,676	-9%
Amortization of free rent	(1,145)	(742)	(403)	54%	(1,044)	10%	(1,103)	4%

Net free rent	383	584	(201)	-34%	292	31%	573	-33%
Straight-line rent	1,863	1,376	487	35%	2,050	-9%	2,066	-10%
FAS 141 Revenue Adjustment	(58)	—	(58)	0%	(58)	0%	(42)	39%
Allowance for S/L tenant credit loss	(939)	(409)	(530)	130%	(650)	44%	(268)	250%
Escalation and reimbursement revenues	9,790	8,178	1,612	20%	10,636	-8%	13,387	-27%
Signage rent	70	325	(255)	-78%	137	-49%	99	-30%
Preferred equity investment income	4,044	1,556	2,488	160%	1,153	251%	658	514%
Investment income	9,785	3,361	6,424	191%	8,708	12%	3,201	206%
Other income	2,490	1,699	791	47%	3,668	-32%	4,113	-39%

Total Revenues, net	87,690	66,678	21,012	32%	86,602	1%	81,324	8%
Equity in loss from affiliates	—	(97)	97	-100%	—	0%	—	0%
Equity in income from unconsolidated joint ventures	10,551	4,176	6,375	153%	4,007	163%	3,036	248%
Operating expenses	23,355	16,685	6,670	40%	20,929	12%	23,534	-1%
Ground rent	3,866	3,164	702	22%	3,766	3%	3,366	15%
Real estate taxes	12,341	9,629	2,712	28%	12,126	2%	11,814	4%
Marketing, general and administrative	10,903	3,186	7,717	242%	8,048	35%	2,994	264%

Total Operating Expenses	50,465	32,664	17,801	54%	44,869	12%	41,708	21%
EBITDA	47,776	38,093	9,683	25%	45,740	4%	42,652	12%
Interest	14,989	9,651	5,338	55%	12,839	17%	11,736	28%
FAS 141 Interest Adjustment	(159)	—	(159)	0%	(156)	2%	(152)	5%
Depreciation and amortization	13,048	10,590	2,458	23%	12,437	5%	12,682	3%

Income Before Minority Interest and Items	19,898	17,852	2,046	11%	20,620	-4%	18,386	8%
Income from Discontinued Operations	—	1,733	(1,733)	-100%	—	0%	482	-100%
Gain on sale of Discontinued Operations	—	17,824	(17,824)	-100%	—	0%	3,745	-100%
Equity in net gain on sale of joint venture property	—	—	—	0%	3,096	-100%	—	0%
Minority interest—OP	(943)	(1,062)	119	-11%	(1,424)	-34%	(972)	-3%

Net Income	18,955	36,347	(17,392)	-48%	22,292	-15%	21,641	-12%
Dividends on convertible preferred shares	—	2,300	(2,300)	-100%	—	0%	2,093	-100%
Dividends on convertible perpetual preferred shares	3,000	—	3,000	0%	625	380%	—	0%
Preferred stock accretion	—	131	(131)	-100%	—	0%	131	-100%

Net Income Available For Common Shareholders	15,955	33,916	(17,961)	-53%	21,667	-26%	19,417	-18%

Ratios
MG&A to Real Estate Revenue, net	15.26%	5.30%			11.00%		4.08%
MG&A to Total Revenue, net	12.43%	4.78%			9.29%		3.68%
Operating Expense to Real Estate Revenue, net	32.70%	27.78%			28.62%		32.07%
EBITDA to Real Estate Revenue, net	66.89%	63.42%			62.54%		58.11%
EBITDA before Ground Rent to Real Estate Revenue, net	72.30%	68.69%			67.69%		62.70%

COMPARATIVE STATEMENTS OF OPERATIONS Unaudited ($000's omitted)
					Three Months Ended		Three Months Ended
	Three Months Ended
Per share data:
	Mar-04	Mar-03	+/-%		Dec-03%		Sep-03%
Earnings per Share
Net income per share (basic)	0.42	1.11	(0.69)	-62%	0.60	-30%	0.62	-32%
Net income per share (diluted)	0.40	1.01	(0.61)	-60%	0.58	-31%	0.59	-32%
Taxable Income
Net Income Available For Common Shareholders	15,955	33,916	(17,961)	-53%	21,667	-26%	19,417	-18%
Book/Tax Depreciation Adjustment	2,163	2,546	(383)	-15%	1,589	36%	1,756	23%
Book/Tax Gain Recognition Adjustment	—	(12,827)	12,827	-100%	(3,396)	-100%	(622)	-100%
Book/Tax JV Net equity adjustment	3,172	—	3,172	0%	—	0%	0	0%
Other Operating Adjustments	(2,034)	(4,100)	2,066	-50%	(7,074)	-71%	(234)	769%
C-corp Earnings	339	97	242	249%	170	99%	131	159%

Taxable Income	19,595	19,632	(37)	0%	12,956	51%	20,448	-4%
Dividend per share	0.500	0.465	0.035	8%	0.500	0%	0.465	8%
Estimated payout of taxable income	97%	84%	13.00%	15%	167%	-42%	92%	5%
Basic weighted average common shares	37,978	30,706	7,272	24%	35,957	6%	31,269	21%
Diluted weighted average common shares and common share equivalents outstanding	42,010	38,182	3,828	10%	39,764	6%	39,186	7%

Payout of Taxable Income Analysis:

        Estimated taxable income is derived from net income less straightline rent, free rent net of amortization of free rent, plus tax gain on sale of properties, credit loss, straightline ground rent and the difference between tax and GAAP depreciation. The Company has deferred the taxable gain on the sales 29 West 35th Street, 17 Battery Place South, 90 Broad Street, 50 West 23rd Street, 1370 Broadway, and 1412 Broadway through 1031 exchanges.

JOINT VENTURE STATEMENTS Balance sheet for unconsolidated joint ventures Unaudited (000's omitted)
	March 31, 2004			March 31, 2003
	Total Property	SLG Property Interest		Total Property	SLG Property Interest
Land & land interests	424,722	208,511		219,993	117,455
Buildings & improvements	1,782,616	876,140		924,818	495,038

	2,207,338	1,084,651		1,144,811	612,493
Less accumulated depreciation	(73,041)	(38,554)		(35,892)	(18,536)

Net Real Estate	2,134,297	1,046,097		1,108,919	593,957
Cash and cash equivalents	53,834	26,634		33,316	17,334
Restricted cash	32,785	17,328		32,330	17,377
Tenant receivables, net of $819 reserve	4,128	2,140		6,057	3,280
Deferred rents receivable, net of reserve for tenant credit loss of $965 at 3/31/04	24,895	13,343		16,118	8,418
Deferred costs, net	14,001	7,474		13,200	7,072
Other assets	18,860	9,411		1,101	632

Total Assets	2,282,800	1,122,427		1,211,041	648,070

Mortgage loan payable	954,855	489,940	references pages 22 & 25	742,283	396,192
Derivative Instruments—fair value	—	—		(7)	(4)
Accrued interest payable	2,256	1,149		2,166	1,124
Accounts payable and accrued expenses	59,530	28,974		38,793	22,680
Security deposits	6,603	3,229		5,438	2,744
Contributed Capital(1)	1,259,556	599,135	references page 14	422,368	225,334

Total Liabilities and Equity	2,282,800	1,122,427		1,211,041	648,070

        As of March 31, 2004 the Company has seven joint venture interests representing a 50% interest in 180 Madison Avenue acquired in December 2000, a 55% interest in1250 Broadway acquired in September 2001, a 50% interest in 100 Park Avenue acquired in February 2000, a 55% interest in 1 Park Avenue contributed in June 2001, a 55% interest in 1515 Broadway acquired in May 2002, 45% interest in Avenue of the Americas acquired in December 2003, and 35% interest in 19 W. 44th Street acquired in March 2004. These interests are accounted for on the equity method of accounting and, therefore, are not consolidated into the company's financial statements. Additional detail is available on page 36.

(1)
Contributed capital excludes approximately $867k of capital which has been recorded in the Investment in unconsolidated joint ventures acount on the company's balance sheet.

JOINT VENTURE STATEMENTS Statements of operations for unconsolidated joint ventures Unaudited (000's omitted)
	Three Months Ended March 31, 2004			Three Months Ended March 31, 2003
	Total Property	SLG Property Interest	SLG Subsidiary	Total Property	SLG Property Interest	SLG Subsidiary
Revenues
Rental Revenue, net	62,463	30,954		32,819	17,406
Free rent	1,293	692		1,352	733
Amortization of free rent	(361)	(189)		(265)	(136)

Net free rent	932	503		1,087	597
Straight-line rent	3,221	1,565		1,947	1,039
FAS 141 Adjustment	416	191
Allowance for S/L tenant credit loss	(524)	(265)		(307)	(164)
Escalation and reimbursement revenues	12,197	6,153		8,576	4,559
Investment income	83	45		128	69
Other income	83	38		110	60

Total Revenues, net	78,871	39,184		44,360	23,567
Expenses
Operating expenses	19,695	9,932		12,156	6,471
Real estate taxes	14,135	7,078		8,186	4,345

Total Operating Expenses	33,830	17,010		20,342	10,816
GAAP NOI	45,041	22,174		24,325	12,915
Cash NOI	41,412	20,371		21,291	11,279
Interest	9,817	5,114		8,862	4,675
Depreciation and amortization	13,000	6,509		7,335	3,901

Net Income	22,224	10,551	references page 16	7,821	4,176
Plus: Real Estate Depreciation	12,086	6,000	references page 21	6,382	3,387
Plus: Management & Leasing Fees	—	—	49	—	—	69

Funds From Operations	34,310	16,551		14,203	7,563
FAD Adjustments:
Plus: Non Real Estate Depreciation	934	510		953	517
Plus: 2% Allowance for S/L Tenant Credit Loss	524	265		307	164
Less: Net FAS 141 Adjustment	(416)	(191)		—	—
Less: Free and S/L Rent	(4,153)	(2,068)		(3,034)	(1,638)
Less: Second Cycle Tenant Improvement,	(1,427)	(759)		(3,624)	(1,768)
Less: Second Cycle Leasing Commissions	(2,342)	(1,281)		(1,253)	(684)
Less: Recurring Capex	(68)	(37)		(62)	(32)

FAD Adjustment	(6,948)	(3,561)		(6,713)	(3,441)

Operating Expense to Real Estate Revenue, net	24.99%	25.35%		27.36%	27.42%
GAAP NOI to Real Estate Revenue, net	57.15%	56.60%		54.75%	54.72%
Cash NOI to Real Estate Revenue, net	52.54%	52.00%		47.92%	47.79%

CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
	Series C Preferred Stock	Common Stock	Additional Paid-In Capital	Retained Earnings	Deferred Compensation Plan	Accumulated Other Comprehensive Loss	TOTAL
	($000's omitted)
Balance at December 31, 2002	0	304	592,585	50,058	(5,562)	(10,740)	626,645
Net Income				98,159			98,159
Preferred Dividend and Accretion				(7,712)			(7,712)
Exercise of employee stock options		3	7,589				7,592
Stock based compensation—fair value			632				632
Cash distributions declared ($1.895 per common share)				(61,539)			(61,539)
Comprehensive Income—Unrealized gain of derivative instruments						9,779	9,779
Dividend reinvestment plan		1	3,650				3,651
Redemption of operating partnership units		3	5,699				5,702
Conversion of preferred stock		47	112,059				112,106
Net proceeds from preffered stock offering	151,981						151,981
Deferred compensation plan		2	6,668		(6,670)		—
Amortization of deferred compensation					3,786		3,786

Balance at December 31, 2003	151,981	360	728,882	78,966	(8,446)	(961)	950,782
Net Income				18,955			18,955
Preferred Dividend				(3,000)			(3,000)
Exercise of employee stock options		3	7,096				7,099
Stock Options—fair value			227				227
Cash distributions declared ($0.500 per common share)				(19,318)			(19,318)
Comprehensive Income—Unrealized loss of derivative instruments						(2,743)	(2,743)
Dividend reinvestment plan			15				15
Redemption of operating partnership units		1	1,912				1,913
Net proceeds from issuance of common stock		18	73,617				73,635
Deferred compensation plan		3	14,093		(14,096)		—
Amortization of deferred compensation					4,900		4,900

Balance at March 31, 2004	151,981	385	825,842	75,603	(17,642)	(3,704)	1,032,465

RECONCILIATION OF SHARES AND UNITS OUTSTANDING, AND DILUTION COMPUTATION

	Common Stock	OP Units	Stock-Based Compensation	Sub-total	Preferred Stock	Diluted Shares
Balance at December 31, 2003	36,015,791	2,305,955	—	38,321,746	—	38,970,199
YTD share activity	2,535,549	(81,250)	—	2,454,299	—	2,454,299

Balance at March 31, 2004—Basic	38,551,340	2,224,705	—	40,776,045	—	40,776,045
Dilution Factor	(573,376)	61,095	1,746,031	1,233,750		1,233,750

Balance at March 31, 2004—Diluted	37,977,964	2,285,800	1,746,031	42,009,795	—	42,009,795

COMPARATIVE COMPUTATION OF FFO AND FAD Unaudited ($000's omitted—except per share data)
		Three Months Ended			Three Months Ended		Three Months Ended
		Mar-04	Mar-03%		Dec-03%		Sep-03%
Funds from operations
Net Income before Minority Interests and Items		19,898	17,852	11%	20,620	-4%	18,386	8%
Add:	Depreciation and Amortization	13,048	10,590	23%	12,437	5%	12,682	3%
	FFO from Discontinued Operations	—	2,184	-100%	—	0%	617	-100%
	FFO adjustment for Joint Ventures	6,000	3,387	77%	3,680	63%	3,477	73%
Less:	Dividends on Convertible Preferred Shares	—	2,300	-100%	—	0%	2,093	-100%
	Dividends on Perpetual Preferred Shares	3,000	—	0%	625	380%	—	0%
	Non Real Estate Depreciation/Amortization of Finance Costs	956	1,485	-36%	870	10%	1,237	-23%

	Funds From Operations—Basic	34,990	30,228	16%	35,242	-1%	31,832	10%
	Funds From Operations—Basic per Share	0.87	0.92	-5%	0.92	-6%	0.95	-8%
Add:	Dividends on Convertible Preferred Shares	—	2,300	-100%	—	0%	2,093	-100%

	Funds From Operations—Diluted	34,990	32,528	8%	35,242	-1%	33,925	3%
	Funds From Operations—Diluted per Share	0.83	0.85	-2%	0.89	-6%	0.87	-4%
Funds Available for Distribution
FFO		34,990	32,528	8%	35,242	-1%	33,925	3%
Add:	Non Real Estate Depreciation	956	1,485	-36%	870	10%	1,237	-23%
	Allowance for S/L tenant credit loss	939	409	130%	650	44%	268	250%
	Straight—line Ground Rent	160	160	0%	60	167%	160	0%
	Non—cash Deferred Compensation	4,900	616	695%	1,938	153%	454	980%
Less:	FAD adjustment for Joint Ventures	3,561	3,441	3%	6,321	-44%	1,640	117%
	FAD adjustment for Discontinued Operations	—	151	-100%	—	0%	21	-100%
	Straight—line Rental Income	1,863	1,376	35%	2,050	-9%	2,066	-10%
	Net FAS 141 Adjustment	101	—	0%	98	3%	111	-9%
	Free Rent—Occupied (Net of Amortization, incl. First Cycle)	383	584	-34%	292	31%	573	-33%
	Amortization of Mortgage Investment Discount	44	82	-46%	41	7%	41	8%
	Second Cycle Tenant Improvements	6,952	1,460	376%	5,027	38%	2,877	142%
	Second Cycle Leasing Commissions	5,240	1,456	260%	685	665%	1,025	411%
	Revenue Enhancing Recurring CAPEX	62	175	-65%	390	-84%	352	-82%
	Non—Revenue Enhancing Recurring CAPEX	317	363	-13%	1,622	-80%	779	-59%

Funds Available for Distribution		23,422	26,110	-10%	22,234	5%	26,559	-12%
	Diluted per Share	0.56	0.68	-18%	0.56	0%	0.68	-18%
First Cycle Leasing Costs
	Tenant Improvement	48	—	0%	28	71%	106	-55%
	Leasing Commissions	—	—	0%	20	-100%	25	-100%

Funds Available for Distribution after First Cycle Leasing Costs		23,374	26,110	-10%	22,186	5%	26,428	-12%
Funds Available for Distribution per Diluted Weighted Average Unit and Common Share		0.56	0.68	-19%	0.56	0%	0.67	-18%
Redevelopment Costs		876	635	38%	2,209	-60%	2,850	-69%

Payout Ratio of Funds From Operations		60.03%	54.58%		56.42%		53.71%
Payout Ratio of Funds Available for Distribution Before First Cycle Leasing Costs		89.68%	68.00%		89.42%		68.61%

SELECTED FINANCIAL DATA Capitalization Analysis Unaudited ($000's omitted)
	March 31,		December 31,	September 30,
	2004	2003	2003	2003
Market Capitalization
Common Equity:
Common Shares Outstanding	38,551	30,939	36,016	35,876
OP Units Outstanding	2,225	2,404	2,306	2,306

Total Common Equity (Shares and Units)	40,776	33,343	38,322	38,182
Share Price (End of Period)	47.70	30.56	41.05	36.11

Equity Market Value	1,945,017	1,018,972	1,573,114	1,378,753
Preferred Equity at Liquidation Value:	157,500	115,000	157,500	—
Real Estate Debt
Property Level Mortgage Debt	515,018	636,289	515,871	532,426
Company's portion of Joint Venture Mortgages	489,940	396,192	473,558	402,635
Outstanding Balance on—Term Loans	367,410	100,000	367,578	165,000
Outstanding Balance on—Secured Credit Line	100,000	—	66,000	14,000
Outstanding Balance on—Unsecured Credit Line	78,000	51,000	170,000	81,000

Total Combined Debt	1,550,368	1,183,481	1,593,007	1,195,061
Total Market Cap (Debt & Equity)	3,652,885	2,317,453	3,323,621	2,573,814
Availability
Senior Unsecured Line of Credit
Maximum Line Available	300,000	300,000	300,000	300,000
Letters of Credit issued	4,000	5,000	4,000	11,500
Outstanding Balance	78,000	51,000	170,000	81,000

Net Line Availability	218,000	244,000	126,000	207,500

Term Loans
Maximum Available	367,410	150,000	367,578	200,000
Outstanding Balance	367,410	100,000	367,578	165,000

Net Availability	—	50,000	—	35,000

Secured Line of Credit
Maximum Line Available	125,000	75,000	75,000	75,000
Outstanding Balance	100,000	—	66,000	14,000

Net Line Availability	25,000	75,000	9,000	61,000

Total Availability under Lines of Credit & Term Loans	243,000	369,000	135,000	303,500

Ratio Analysis
Consolidated Basis
Debt to Market Cap Ratio	33.53%	40.98%	39.28%	36.50%
Debt to Gross Real Estate Book Ratio(1)	71.48%	59.88%	81.21%	61.71%
Secured Real Estate Debt to Secured Assets Gross Book(1)	76.00%	70.87%	76.59%	70.56%
Unsecured Debt to Unencumbered Assets—Gross Book Value(1)	12.82%	12.12%	28.01%	16.63%
Secured Line of Credit to Structured Finance Assets(1)	36.16%	0.00%	30.14%	8.34%
Joint Ventures Allocated
Combined Debt to Market Cap Ratio	42.44%	51.07%	47.93%	46.43%
Debt to Gross Real Estate Book Ratio(1)	59.73%	61.81%	114.45%	63.41%
Secured Debt to Secured Assets Gross Book(1, 2)	57.02%	68.94%	146.89%	68.97%

(1)
Excludes property level capital obligations.

(2)
Secured debt ratio includes only property level secured debt.

SELECTED FINANCIAL DATA Property NOI and Coverage Ratios Unaudited ($000's omitted)
		Three Months Ended				Three Months Ended December 31,
		Mar-04	Mar-03	+/-%		Dec-03	+/-%
Funds from operations		34,990	30,228	4,762	16%	35,242	(252)	-1%

Less:	Non-Building Revenue	20,685	9,597	11,088	116%	15,151	5,534	37%
Plus:	Interest Expense (incl. Capital Lease Int.)	14,989	10,305	4,684	45%	12,839	2,150	17%
	Non Real Estate Depreciation	956	1,463	(507)	-35%	870	86	10%
	MG&A Expense	10,903	3,186	7,717	242%	8,048	2,855	35%
	Preferred Dividend	3,000	2,300	700	30%	625	2,375	380%

GAAP NOI		44,153	37,885	6,268	17%	42,473	1,680	4%
Non-cash adjustments
Less:	Free Rent (Net of Amortization)	886	1,224	(338)	-28%	795	91	11%
	Net FAS 141 Adjustment	101	—	101	0%	98	3	3%
	Straightline Revenue Adjustment	3,428	2,541	887	35%	3,615	(187)	-5%
Plus:	Allowance for S/L tenant credit loss	939	409	530	130%	650	289	44%
	Ground Lease Straight-line Adjustment	160	160	—	0%	60	100	167%

Cash NOI		40,837	34,689	6,148	18%	38,675	2,162	6%
	Real Estate Revenue, net	72,368	64,514	7,854	12%	73,781	(1,413)	-2%
Components of debt and fixed charges
	Interest on Fixed Rate Loans	11,211	6,232	4,979	80%	9,451	1,760	19%
	Interest on Floating Rate Loans	3,778	4,073	(295)	-7%	3,388	390	12%
	Fixed Amortization Principal Payments	1,068	930	138	15%	1,009	59	6%

Total Debt Service		16,057	11,235	4,822	43%	13,848	2,209	16%
	Payments under Ground Lease Arrangements	3,706	3,004	702	23%	3,706	—	0%
	Dividends on convertible preferred shares	—	2,300	(2,300)	-100%	—	—	0%
	Dividends on convertible perpetual preferred shares	3,000	—	3,000	0%	625	2,375	380%

Total Fixed Charges		22,763	16,539	6,224	38%	18,179	4,584	25%

Adjusted EBITDA		59,226	43,695			51,422
Interest Coverage Ratio		3.95	4.24			4.01
Debt Service Coverage ratio		3.69	3.89			3.71
Fixed Charge Coverage ratio		2.60	2.64			2.83

SELECTED FINANCIAL DATA 2004 Same Store Unaudited ($000's omitted)
		Three Months Ended March 31,				Three Months Ended December 31,
		2004	2003	+/-%		2003	+/-%
Revenues
	Rental Revenue	47,540	46,925	615	1%	47,320	220	0%
	Credit Loss	(831)	(367)	(464)	126%	(602)	(229)	38%
	Signage Rent	50	294	(244)	-83%	73	(22)	-31%
	Escalation & Reimbursement Revenues	7,864	7,407	457	6%	9,680	(1,816)	-19%
	Investment & Other Income	142	718	(576)	-80%	617	(475)	-77%

	Total Revenues	54,765	54,977	(212)	0%	57,088	(2,323)	-4%
Expenses
	Operating Expense	15,804	14,510	1,295	9%	13,692	2,113	15%
	Ground Rent	3,159	3,159	—	0%	3,059	100	3%
	Real Estate Taxes	9,306	8,815	491	6%	9,154	152	2%

		28,269	26,484	1,785	7%	25,905	2,364	9%
	EBITDA	26,496	28,493	(1,997)	-7%	31,183	(4,687)	-15%
	Interest	6,305	7,133	(827)	-12%	6,364	(57)	-1%
	Depreciation & Amortization	9,245	8,018	1,227	15%	8,914	331	4%

	Income Before Minority Interest	10,946	13,342	(2,396)	-18%	15,905	(4,959)	-31%
Plus:	Real Estate Depreciation & Amortization	9,072	7,768	1,304	17%	8,610	462	5%

	FFO	20,018	21,110	(1,092)	-5%	24,515	(4,497)	-18%
Less:	Non-Building Revenue	125	408	(283)	-69%	80	45	56%
Plus:	Interest Expense	6,305	7,133	(828)	-12%	6,364	(59)	-1%
	Non Real Estate Depreciation	174	250	(76)	-30%	304	(132)	-43%

	GAAP NOI	26,372	28,085	(1,713)	-6%	31,103	(4,731)	-15%
Cash Adjustments
Less:	Free Rent (Net of Amortization)	461	436	25	6%	65	396	607%
	Straightline Revenue Adjustment	1,063	1,246	(183)	-15%	1,227	(164)	-13%
Plus:	Allowance for S/L tenant credit loss	831	367	464	126%	602	229	38%
	Ground Lease Straight-line Adjustment	160	160	—	0%	160	—	0%

	Cash NOI	25,839	26,930	(1,091)	-4%	30,573	(4,734)	-15%
Operating Margins
	GAAP NOI to Real Estate Revenue, net	47.54%	51.12%			53.99%
	Cash NOI to Real Estate Revenue, net	46.58%	49.02%			53.07%
	GAAP NOI before Ground Rent/Real Estate Revenue, net	53.24%	56.87%			59.30%
	Cash NOI before Ground Rent/Real Estate Revenue, net	51.99%	54.48%			58.10%

DEBT SUMMARY SCHEDULE Unaudited (000's omitted)
	Principal O/S Outstanding 3/31/2004	Coupon	Fixed Annual Payment	2004 Principal Repayment	Maturity Date	Due at Maturity	As-Of Right Extension	Earliest Prepayment
Fixed rate debt
Secured fixed Rate Debt
125 Broad Street	76,019	8.29%	7,058	717	10/11/2007	72,320	—	Oct-03
673 First Avenue	35,000	5.67%	1,985	—	2/20/2013	29,863	—	Feb-06
CIBC (against 1414 Ave. of Americas and 70 W. 36th St.)	25,227	7.90%	2,453	387	5/1/2009	12,196	—	Apr-03
711 Third Avenue	47,925	8.13%	4,444	434	9/10/2005	47,247	—	Jun-04
220 E 42nd Street	210,000	5.23%	11,360	—	11/1/2013	175,299	—	Dec-06
420 Lexington Avenue	120,847	8.44%	12,563	1,871	11/1/2010	104,406	—	Open

	515,018	6.87%	39,863	3,409
Unsecured fixed rate debt
Fleet Term Loan	67,410	8.10%	5,562	—	11/4/2004	66,959	—	May-04
Wells Fargo Unsecured Term Loan (Libor swap + 150bps)(1)	200,000	5.06%	10,119	—	6/1/2008	200,000	—	Nov-05

	267,410	5.83%	15,681	—
Total Fixed Rate Debt/Wtd Avg	782,428	6.51%	55,545	3,409
Floating rate Debt
Secured floating rate debt
Wells Fargo Unsecured Term Loan (Libor + 150 bps)	100,000	2.67%	—	—	12/29/2008	100,000	—	Dec-04
Secured Line of Credit (Libor + 140bps)	100,000	2.52%	—	—	12/22/2004	—	—	Open

Total Floating Rate Secured Debt/Wtd Avg	200,000	2.60%	—	—
Unsecured floating rate debt
Senior Unsecured Line of Credit (Libor + 140 bps)	78,000	2.87%	—	—	3/20/2006	78,000	—	Open

Total Floating Rate Unsecured Debt/Wtd Avg	78,000	2.87%	—	—
Total Floating Rate Debt Outstanding	278,000	2.67%
Total Debt/Wtd Avg	1,060,428	5.50%
Weighted Average Balance & Interest Rate	1,123,015	5.37%

SUMMARY OF JOINT VENTURE DEBT

	Principal O/S
	Gross Principal	SLG Share
Joint Venture Debt
180 Madison JV	45,000	22,455	4.57%	—	—	7/9/2008	21,297	—	Open
1250 Broadway (Libor Swap of 4.03% + 250bps)(2)	85,000	46,750	6.53%	5,551	—	10/1/2004	46,750	10/1/2006	Open
1221 Avenue of Americas (Eurodollar + 95bps)	175,000	78,750	2.64%	—	—	12/29/2006	78,750	—	Dec-04
1515 Broadway (Libor + 191 bps)(3)	335,000	184,250	3.99%	—	—	5/14/2004	184,250	5/14/2006	Open
19 W 44th Street (Libor + 286bps)	47,170	16,510	4.60%	—	—	9/1/2005	16,510	—	Open
1 Park Avenue (Libor + 150 bps)	150,000	82,500	2.60%	—	—	1/10/2005	82,500	—	Open
100 Park Avenue JV	117,685	58,725	8.00%	10,743	1,010	9/1/2010	53,637	—	Open

Total Joint Venture Debt/Wtd Avg	954,855	489,940	4.16%	16,294	1,010
Weighted Average Balance & Interest Rate with SLG JV debt		1,599,218	5.05%

(1)
WF term loan consists of three tranches all of which mature in June 2008. The blended rates on the step -up swaps for this loan are as follows: 3.57% on $100mm, 3.51% on $35mm, and 3.95% on $65mm.

(2)
Swap on 1250 mortgage executed on SLG portion only through January 11, 2005.

(3)
Spread on 1515 is weighted for first mortgage and mezzanine pieces. In August 2002 a swap at a Libor of 2.29% was placed on $100mm of SL Green's share of debt.

SUMMARY OF GROUND LEASE ARRANGEMENTS Consolidated Statement (REIT) ($000's omitted)
Property	2004 Scheduled Cash Payment	2005 Scheduled Cash Payment	2006 Scheduled Cash Payment	2007 Scheduled Cash Payment	Deferred Land Lease Obligations(1)	Year of Maturity
Operating Leases
673 First Avenue	3,010	3,108	3,304	3,304	14,030	2037
1140 Avenue of Americas(2)	348	348	348	348	—	2016	(3)
420 Lexington Avenue(2)	7,074	7,074	7,074	7,074	—	2008	(4)
711 Third Avenue(2)(5)	1,550	1,550	1,550	1,550	1,296	2032
461 Fifth Avenue	1,787	1,787	894	—	—	2006	(6)
125 Broad Street(2)	1,075	1,075	1,075	1,075	—	2067	(7)

Total	14,844	14,942	14,245	13,351	15,326

Capitalized Lease
673 First Avenue	1,290	1,322	1,416	1,416	16,247	2037

(1)
Per the balance sheet at March 31, 2004.

(2)
These ground leases are classified as operating leases and, therefore, do not appear on the balance sheet as an obligation.

(3)
The Company has a unilateral option to extend the ground lease for an additional 50 years to 2066.

(4)
Subject to renewal at the Company's option through 2029.

(5)
Excludes portion payable to SL Green as owner of 50% leasehold.

(6)
The Company has an option to extend the ground lease for 3 successive periods of twenty-one years each followed by a fourth period of fifteen years. The Company also has an option to purchase the ground lease for a fixed price on a specific date.

(7)
The Company has an option to extend the ground lease for five years and six months starting January 1, 2068. The Condo Association has given notice that it will purchase the ground lease for $15 million during the third quarter of 2004.

STRUCTURED FINANCE ($000's omitted)
	Assets Outstanding	Wtd Average Assets during quarter	Wtd Average Yield during quarter	Current Yield	Libor Rate
12/31/2002	145,639	194,693	12.51%	12.68%	1.35%
Originations/Accretion	23,040
Preferred Equity	(53,500)
Redemptions	(683)

3/31/2003	114,496	125,180	12.38%	12.73%	1.24%
Originations/Accretion	11,022
Preferred Equity
Redemptions	—

6/30/2003	125,518	120,010	12.40%	12.01%	1.08%
Originations/Accretion	70,021
Preferred Equity	—
Redemptions	(27,584)

9/30/2003	167,954	128,030	11.27%	11.35%	1.05%
Originations/Accretion	1,955
Preferred Equity	59,380
Redemptions	(10,300)

12/31/2003	218,989	169,393	11.53%	11.91%	1.12%
Originations/Accretion	80,044
Preferred Equity	(7,035)
Redemptions	(15,460)

3/31/2004	276,538	269,618	12.16%	12.03%	1.09	%(2)

(1)
Accretion includes original issue discounts and compounding investment income.

(2)
At quarter end $136mm of assets have fixed index rates. The weighted average base rate is 3.10%.

STRUCTURED FINANCE ($000's omitted)

Type of Investment	Quarter End Balance(1)	Senior Financing	Exposure Psf	Wtd Average Yield during quarter	Current Yield
Junior Mortgage Participation	$93,500	$801,000	$159	10.73%	10.80%
Mezzanine Debt	$98,411	$602,000	$295	12.24%	12.02%
Preferred Equity	$84,627	$213,700	$78	13.13%	13.40%
Balance as of 3/31/04	$276,538	$1,616,700	$182	12.16%	12.03%

Current Maturity Profile

Structured Finance Maturity Profile

(1)
Most investments are indexed to Libor and are prepayable at dates prior to maturity subject to certain prepayment penalties or fees.

SELECTED PROPERTY DATA
											Annualized Rent
					Occupancy (%)
Properties			Usable Sq. Feet	% of Total Sq. Feet						Annualized Rent ($'s)			Total Tenants
	Submarket	Ownership			Mar-04	Dec-03	Sep-03	Jun-03	Mar-03		100%	SLG
PROPERTIES 100% OWNED "Same Store"
1140 Avenue of the Americas	Rockefeller Center	Leasehold Interest	191,000	1	95.8	96.0	96.0	97.8	97.1	8,234,376	3	2	23
110 East 42nd Street	Grand Central	Fee Interest	181,000	1	89.4	85.8	91.8	94.7	98.6	5,684,604	2	1	29
1372 Broadway	Times Square South	Fee Interest	508,000	3	99.5	99.5	99.6	99.6	99.6	16,165,548	6	4	27
1414 Avenue of the Americas	Rockefeller Center	Fee Interest	111,000	1	94.3	94.3	94.3	94.3	93.0	4,537,908	2	1	21
1466 Broadway	Times Square	Fee Interest	289,000	2	89.3	89.4	91.3	90.0	89.3	10,784,400	4	3	98
17 Battery Place—North	World Trade/ Battery	Fee Interest	419,000	3	100.0	100.0	100.0	100.0	100.0	10,170,552	4	3	7
286 Madison Avenue	Grand Central South	Fee Interest	112,000	1	87.9	89.1	89.7	91.3	94.8	3,529,356	1	1	39
290 Madison Avenue	Grand Central South	Fee Interest	37,000	0	100.0	100.0	100.0	100.0	100.0	958,584	0	0	4
292 Madison Avenue	Grand Central South	Fee Interest	187,000	1	95.4	88.7	93.0	91.0	95.4	6,786,696	2	2	20
317 Madison Avenue	Grand Central	Fee Interest	450,000	3	89.4	90.4	94.9	94.9	96.1	14,054,562	5	3	94
420 Lexington Ave (Graybar)	Grand Central North	Operating Sublease	1,188,000	8	98.2	94.1	97.5	96.2	95.4	49,829,974	18	11	265
440 Ninth Avenue	Times Square South	Fee Interest	339,000	3	100.0	100.0	100.0	98.9	92.5	10,343,076	4	2	15
470 Park Avenue South	Park Avenue South/ Flatiron	Fee Interest	260,000	2	88.4	85.7	94.7	94.5	92.7	7,799,820	3	2	24
555 West 57th	Midtown West	Fee Interest	941,000	6	99.8	99.8	99.9	100.0	100.0	24,289,020	9	6	19
673 First Avenue	Grand Central South	Leasehold Interest	422,000	2	99.8	99.8	99.8	99.8	99.8	14,131,140	5	3	16
70 West 36th Street	Times Square South	Fee Interest	151,000	1	98.8	96.8	96.8	96.3	90.4	4,162,536	2	1	32
711 Third Avenue	Grand Central North	Operating Sublease (1)	524,000	3	99.2	99.8	99.8	99.8	99.8	20,595,828	7	5	18

Subtotal / Weighted Average			6,310,000	41	96.9	95.8	97.5	97.3	96.9	$212,057,980	77	50	751
Adjustments
125 Broad Street	Downtown	Leasehold Interest	525,000	4	100.0	100.0	100.0	100.0	100.0	16,200,684	6	4	5
220 East 42nd Street	Grand Central East	Fee Interest	1,135,000	7	94.5	94.5	94.5	94.5	91.9	35,457,888	13	8	41
461 Fifth Avenue	Grand Central	Leasehold Interest	200,000	1	97.1	93.9	—	—	—	11,646,936	4	3	19

	Subtotal / Weighted Average		1,860,000	12	96.3	96.0	96.2	85.9	84.3	$63,305,508	23	15	65
Total/ Weighted Average Properties 100% Owned			8,170,000	53	96.8	95.8	97.3	97.0	96.3	$275,363,488	100	65	816
PROPERTIES <100% OWNED Unconsolidated
180 Madison Avenue—50%	Grand Central South	Fee Interest	265,000	2	82.7	85.6	87.0	85.7	83.8	7,392,288		1	49
1 Park Avenue—55%	Grand Central South	Various Interests	913,000	6	94.6	91.1	86.0	85.9	85.9	32,833,224		4	16
19 West 44th Street	Grand Central	Fee Interest	292,000	2	87.4					8,993,040		1	67
1250 Broadway—55%	Penn Station	Fee Interest	670,000	4	93.1	91.9	91.8	92.6	98.2	20,129,568		2	28
100 Park Avenue—50%	Grand Central South	Fee Interest	834,000	5	98.3	97.6	95.8	95.8	98.3	32,504,304		4	43
1515 Broadway—55%	Times Square	Fee Interest	1,750,000	11	94.8	96.2	95.8	97.0	96.7	67,184,700		8	13
1221 Avenue of the Americas—45%	Rockefeller Center	Fee Interest	2,550,000	17	98.8	98.8	—	—	—	124,137,204		15	24

Subtotal/Weighted Average			7,274,000	47	95.7	92.6	92.6	93.0	95.5	$293,174,328		35	240

Grand Total/ Weighted Average			15,444,000	100	96.3	95.8	95.5	95.5	95.5	$568,537,816			1,056
Grand Total—SLG share of Annualized Rent										$420,362,314		100

(1)
Including Ownership of 50% in Building Fee

LARGEST TENANTS BY SQUARE FEET LEASED

Wholly Owned Portfolio + Allocated JV Propertie
Tenant Name	Property	Lease Expiration	Total Leased Square Feet	Annualized Rent ($)	PSF Annualized	% of Annualized Rent	SLG Share of Annualized Rent($)	% of SLG Share of Annualized Rent
Viacom International, Inc.	1515 Broadway	2004, 2006, 2008, 2009, 2010, 2013	1,277,895	$59,274,648	$46.38	10.4%	$32,601,056	7.8%
Morgan Stanley & Co. Inc.	1221 Ave. of the Americas	Various	496,249	$31,473,624	$63.42	5.5%	$14,163,131	3.4%
Societe Generale	1221 Ave. of the Americas	Various	486,662	$23,411,832	$48.11	4.1%	$10,535,324	2.5%
The McGraw Hill Companies, Inc.	1221 Ave. of the Americas	Various	443,399	$19,090,140	$43.05	3.4%	$8,590,563	2.0%
Omnicom Group	220 East 42nd Street	2008, 2009, 2010, 2017	419,111	$13,018,428	$31.06	2.3%	$13,018,428	3.1%
Salomon Smith Barney	125 Broad Street	2010	330,900	$10,175,208	$30.75	1.8%	$10,175,208	2.4%
Visting Nurse Services	1250 Broadway	2005, 2006 & 2011	264,331	$7,474,620	$28.28	1.3%	$4,111,041	1.0%
The City of New York	17 Battery Place	2012	249,854	$6,250,452	$25.02	1.1%	$6,250,452	1.5%
BMW of Manhattan, Inc.	555 West 57th Street	2012	227,782	$3,683,988	$16.17	0.6%	$3,683,988	0.9%
CBS, Inc.	555 West 57th Street	2013	188,583	$5,850,168	$31.02	1.0%	$5,850,168	1.4%
Altria Corp	100 Park Avenue	2007	175,887	$7,456,032	$42.39	1.3%	$3,720,560	0.9%
Columbia House Company	1221 Ave. of the Americas	Various	175,312	$8,084,376	$46.11	1.4%	$3,637,969	0.9%
City University of New York -CUNY	555 West 57th Street	2010, 2011, & 2015	171,733	$5,124,168	$29.84	0.9%	$5,124,168	1.2%
J&W Seligman & Co., Inc.	100 Park Avenue	2009	168,390	$6,080,736	$36.11	1.1%	$3,034,287	0.7%
Segal Company	1 Park Avenue	2009	157,947	$6,080,736	$38.50	1.1%	$3,344,405	0.8%
Sonnenschein, Nath, & Rosenthal	1221 Ave. of the Americas	Various	147,997	$6,954,168	$46.99	1.2%	$3,129,376	0.7%
New York Presbyterian Hospital	555 West 57th Street & 673 First Ave	2006, 2009, & 2021	140,961	$4,037,952	$28.65	0.7%	$4,037,952	1.0%
The Mt. Sinai & NYU Hospital Centers	1 Park Avenue	2013 & 2015	140,600	$5,046,288	$35.89	0.9%	$2,775,458	0.7%
Metro North Commuter Railroad Co.	420 Lexington Avenue	2008 & 2016	134,687	$4,098,912	$30.43	0.7%	$4,098,912	1.0%
Tribune Newspaper	220 East 42nd Street	2010	134,208	$3,940,920	$29.36	0.7%	$3,940,920	0.9%
St. Luke's Roosevelt Hospital	555 West 57th Street	2014	134,150	$3,466,056	$25.84	0.6%	$3,466,056	0.8%
Ross Stores	1372 Broadway	2010	126,001	$3,555,084	$28.21	0.6%	$3,555,084	0.8%
JP Morgan Chase Bank	1221 Ave. of the Americas	Various	103,991	$6,342,348	$60.99	1.1%	$2,854,057	0.7%
Fahenstock & Co., Inc.	125 Broad Street	2004 & 2013	103,566	$3,074,316	$29.68	0.5%	$3,074,316	0.7%
Minskoff/Nederlander JV (1)	1515 Broadway	2024	102,452	$210,000	$2.05	0.0%	$115,500	0.0%

TOTAL			6,502,648	$253,255,200	$38.95	44.5%	$158,888,379	37.8%
Wholly Owned Portfolio + Allocated JV Properties			15,444,000	$568,537,816	$36.81		$420,362,314

(1)
Minskoff/Nederlander JV pays percentage rent.

FIRST QUARTER 2004—LEASING ACTIVITY Available Space
Activity Type		Building Address	# of Leases	Usable SF		Rentable SF	Rent/Rentable SF ($'s)(1)
Vacancy at 12/31/03				596,406	(2)
Acquired Vacancies

	Office
		19 West 44th Street		36,662
Expiring Space

	Office
		317 Madison Avenue	3	6,236		7,605	29.42
		1515 Broadway	1	640		640	20.00
		461 Fifth Avenue	1	10,595		10,595	37.67
		180 Madison Avenue	4	18,147		22,637	27.52
		286 Madison	2	5,494		6,433	35.20
		292 Madison	1	8,812		11,036	32.16
		1414 Sixth Avenue	2	1,778		2,300	50.66
		1140 Sixth Avenue	4	7,025		9,245	28.17
		1372 Broadway	1	369		504	26.19
		125 Broad Street	2	13,699		17,792	31.93
		110 East 42nd Street	2	1,912		2,721	43.34
		19 West 44th Street	3	3,813		3,813	36.32
		711 Third Avenue	1	2,886		2,886	28.65
		1466 Broadway	12	7,334		9,070	39.94
		420 Lexington Avenue	14	20,550		26,596	35.29

		Total/Weighted Average	53	109,290		133,873	33.15
	Retail
		317 Madison Avenue	1	2,409		2,409	90.00
		1515 Broadway	4	18,925		18,925	102.15
		292 Madison	1	1,942		1,942	109.04
		1140 Sixth Avenue	1	1,737		2,412	32.39
		711 Third Avenue	1	7,226		7,301	86.52
		1466 Broadway	1	756		1,437	61.81

		Total/Weighted Average	9	32,995		34,426	91.80
	Storage
		1515 Broadway	4	9,216		9,216	15.04
		1140 Sixth Avenue	1	145		207	35.35
		292 Madison	1	618		618	15.00
		461 Fifth Avenue	1	840		840	24.92
		1466 Broadway	2	809		883	18.00

		Total/Weighted Average	9	11,628		11,764	16.32
Move Outs

	Office
		317 Madison Avenue	1	698		715	40.35
		470 Park Avenue South	1	2,335		3,354	44.36
		420 Lexington Avenue	6	11,610		14,431	37.47

		Total/Weighted Average	8	14,643		18,500	38.83
Relocating Tenants

	Office
		317 Madison	1	3,114		3,114	29.82
		470 Park Avenue South	1	1,261		1,840	30.00
		420 Lexington Avenue	2	1,689		2,446	49.80

		Total/Weighted Average	4	6,064		7,400	23.92
Available Space

	Office		65	129,997		159,773	33.38
	Retail		9	32,995		34,426	91.00
	Storage		9	11,628		11,764	16.32

		Total	83	174,620		205,963	42.17
	Available Space			807,688

(1)
Escalated Rent is calculated as Total Annual Income less Electric Charges.
(2)
Adjusted primarily for change in 1221 Avenue of the Americas.

FIRST QUARTER 2004—LEASING ACTIVITY Leased Space
Activity Type		Building Address	# of Leases	Term (Yrs)	Usable SF	Rentable SF	New Cash Rent/ Rentable SF*	Prev. Escalated Rent/ Rentable SF**	T.I/ Rentable SF	Free Rent # of Months
Available Space as 3/31/04					807,688
Renewing Tenants

	Office
		461 Fifth Avenue	1	0.4	10,595	10,595	37.49	37.49	—	—
		180 Madison Avenue	1	1.0	320	655	19.00	19.23	—	—
		292 Madison Avenue	1	10.0	8,812	11,154	31.00	31.82	20.00	2.0
		1140 Sixth Avenue	1	5.0	1,477	2,139	30.00	25.94	—	3.0
		110 East 42nd Street	1	3.0	1,355	1,936	32.00	47.74	4.72	1.0
		1466 Broadway	4	1.6	2,016	2,768	42.21	44.29	1.41	2.0
		420 Lexington Avenue	2	8.3	2,728	3,981	29.96	33.13	11.51	—

		Total/Weighted Average	11	5.1	27,303	33,228	33.64	35.12	8.49	0.7
	Retail
		292 Madison Avenue	1	12.0	1,942	2,195	159.37	96.47	—	—

		Total/Weighted Average	1	12.0	1,942	2,195	159.37	96.47	—	—
	Storage
		292 Madison Avenue	1	12.0	618	618	20.00	15.00
		555 West 57th Street	1	5.0	145	207	35.35	35.35	—	—

		Total/Weighted Average	2	10.2	763	825	23.85	20.11	—	—
Relocating Tenants

	Office
		317 Madison Avenue	1	12.0	3,223	4,720	23.84	22.84	50.19	—
		470 Park Ave South	1	2.8	1,547	2,400	30.00	23.00	5.00	—
		420 Lexington Avenue	2	7.9	1,742	2,604	34.34	43.91	41.02	3.0

		Total/Weighted Average	4	8.6	6,512	9,724	28.17	28.52	36.58	0.8
New Tenants Replacing Old Tenants

	Office
		100 Park Avenue	1	5.0	5,961	7,511	43.50	33.74	41.62	4.0
		1250 Broadway	1	12.0	7,918	11,907	25.00	22.61	9.72	6.0
		286 Madison Avenue	1	5.0	1,166	1,780	29.00	26.36	7.96	—
		292 Madison Avenue	2	17.0	12,519	16,258	26.29	30.52	43.51	8.0
		70 West 36th Street	1	5.0	3,125	4,039	23.00	20.06	46.83	2.0
		1140 Sixth Avenue	1	10.0	3,401	4,417	36.00	47.95	52.00	6.0
		125 Broad Street	2	9.5	13,699	17,792	28.00	31.93	7.50	—
		110 East 42nd St	4	6.0	9,266	13,258	33.02	43.02	24.96	6.0
		1466 Broadway	8	4.3	14,419	19,624	36.17	33.56	15.69	13.0
		420 Lexington Avenue	14	12.7	61,891	83,135	29.96	26.36	39.19	48.0

		Total/Weighted Average	35	10.7	133,365	179,721	30.58	29.75	31.15	2.7
	Retail
		1515 Broadway	1	10.0	5,123	5,123	515.00	194.32	12.85	6.0
		470 Park Ave South	1	15.5	6,822	6,822	42.00	23.17	—	6.0
		420 Lexington Avenue	1	10.0	4,230	4,230	150.00	86.52	45.41	5.0

		Total/Weighted Average	3	12.3	16,175	16,175	220.05	93.94	15.95	5.7

FIRST QUARTER - 2004 LEASING ACTIVITY Leased Space
Activity Type	Building Address	# of Leases	Term (Yrs)	Usable SF	Rentable SF	New Cash Rent/ Rentable SF*	Prev. Escalated Rent/ Rentable SF*	T.I./ Rentable SF*	Free Rent # of Months
Total/Weighted Average Office		50	9.8	167,180	222,673	30.91	30.50	28.01	2.0
Total/Weighted Average Retail		4	12.3	18,117	18,370	212.80	94.25	14.04	4.3
Total/Weighted Averagee Storage		2	10.2	763	825	23.85	20.11	—	—
New Tenants Replacing Vacancies
Office
	461 Fifth Avenue	1	7.8	6,516	6,660	55.00	—	36.89	5.0
	286 Madison Avenue	1	3.0	1,614	2,359	27.00	—	8.91	2.0
	1466 Broadway	1	1.0	169	249	40.38	—	35.05	—
	420 Lexington Avenue	1	3.2	692	989	32.00	—	15.00	1.0

Total/Weighted Average		4	6.1	8,991	10,257	45.99	—	28.30	2.0
Storage
	317 Madison Avenue	1	9.7	174	263	20.00	—	—	—
	440 Ninth Avenue	1	6.1	194	277	15.00	—	—	—

Total/Weighted Average		2	7.8	368	540	17.44	—	—	—
Leased Space

Office		54	9.6	176,171	232,930	31.58	30.50	28.02	2.1
Retail		4	12.3	18,117	18,370	212.80	94.25	14.04	4.3
Storage		4	9.3	1,131	1,365	21.31	20.11	—	—

	Total	62	9.8	195,419	252,665	44.70	35.31	26.85	2.1
Sold Vacancies
Sub-Total Available Space @ 3/31/04				612,269
Holdover Tenants

Office
	317 Madison	2		4,702	5,663	30.58	30.58	—	—
	1515 Broadway	1		640	640	20.00	20.00	—	—
	180 Madison Avenue	2		10,203	13,484	25.14	25.14	—	—
	286 Madison Avenue	1		1,372	1,375	29.51	29.51	—	—
	1414 Ave of Americas	2		1,778	2,300	50.66	50.66	—	—
	1140 Sixth Avenue	1		3,398	4,424	27.64	27.64	—	—
	1372 Broadway	1		369	504	26.19	26.19	—	—
	19 West 44th Street	3		3,813	3,813	36.32	36.32	—	—
	711 Third Avenue	1		2,886	2,886	28.65	28.65	—	—
	1466 Broadway	5		2,742	3,256	41.08	41.08	—	—
	420 Lexington Avenue	5		4,185	5,034	29.90	29.90	—	—

		24		36,088	43,379	30.50	30.50	—	—
Storage
	461 Fifth Avenue	1		840	840	24.92	24.92	—	—
	1466 Broadway	2		809	883	18.00	18.00	—	—

		3		1,649	1,723	21.37	21.37	—	—
Total Available Space @3/31/04				574,532

FIRST QUARTER - 2004 LEASING ACTIVITY Leased Space
Activity Type	Building Address	# of Leases	Term (Yrs)	Usable SF	Rentable SF	New Cash Rent/ Rentable SF*	Prev. Escalated Rent/ Rentable SF**	T.I/ Rentable SF	Free Rent # of Months
Early Renewals
Office
	292 Madison Avenue	1	4.0	2,649	3,440	33.16	34.99	7.00	—
	420 Lexington	4	1.7	10,396	14,774	31.53	24.62	2.14	—

		5	2.2	13,045	18,214	31.84	26.58	3.06	—
Retail
	1 Park Avenue	1	10.0	6,756	7,655	55.00	26.31	—	1.0
	420 Lexington Avenue	1	5.0	292	292	85.63	65.00	—	—

		2	9.8	7,048	7,947	56.13	27.73	—	1.0
Renewals
	Expired/Renewed Office	11	5.1	27,303	33,228	33.64	35.12	8.49	0.7
	Early Renewals Office	5	2.2	13,045	18,214	31.84	26.58	3.06	—
	Early Renewals Retail	2	9.8	7,048	7,947	56.13	27.73	—	1.0
	Early Renewals Storage	0	0.0	—	—	—	—	—	—

	Total	18	4.8	47,396	59,389	36.09	31.52	5.69	0.5

*
Annual Base Rent

**
Escalated Rent is calculated as Total Annual Income less Electric Charges.

ANNUAL LEASE EXPIRATIONS Consolidated Properties
Year of Lease Expiration	Number of Expiring Leases**	Rentable Square Footage of Expiring Leases	Percentage of Total Leased Sq. Ft.	Annualized Rent of Expiring Leases	Annualized Rent Per Leased Square Foot of Expiring Leases $/psf ***	Year 2004 Weighted Average Asking Rent $/psf
In 1st Quarter 2004*	35	36,541	0.45%	$1,237,488	$33.87	$36.77
In 2nd Quarter 2004	23	197,655	2.43%	$7,478,424	$37.84	$31.55
In 3rd Quarter 2004	39	135,925	1.67%	$4,789,452	$35.24	$36.09
In 4th Quarter 2004	36	118,544	1.46%	$4,065,996	$34.30	$33.68

Total 2004	133	488,665	6.00%	$17,571,360	$35.96	$33.72
In 1st Quarter 2005	45	138,049	1.70%	$6,047,964	$43.81	$38.25
In 2nd Quarter 2005	34	86,672	1.06%	$3,057,312	$35.27	$34.18
In 3rd Quarter 2005	33	170,728	2.10%	$5,383,116	$31.53	$33.60
In 4th Quarter 2005	31	155,522	1.91%	$5,196,384	$33.41	$34.16

Total 2005	143	550,971	6.77%	$19,684,776	$35.73	$35.02
2006	109	590,379	7.25%	$20,049,828	$33.96	$33.56
2007	95	349,280	4.29%	$13,323,060	$38.14	$37.23
2008	106	640,748	7.87%	$23,066,196	$36.00	$34.38
2009	50	631,867	7.76%	$22,329,624	$35.34	$33.80
2010	67	1,527,156	18.75%	$50,974,500	$33.38	$34.23
2011	28	336,183	4.13%	$15,015,264	$44.66	$36.43
2012	27	765,758	9.40%	$19,598,388	$25.59	$28.64
2013	36	735,324	9.03%	$25,617,492	$34.84	$34.81
Thereafter	65	1,528,015	18.76%	$48,133,000	$30.93	$34.17

	859	8,144,346	100.00%	$275,363,488	$33.81	$33.92

*
Includes month to month holdover tenants that expired prior to 3/31/04.

**
Tenants may have multiple leases.

**
Represents current in place annualized rent allocated by year of maturity.

ANNUAL LEASE EXPIRATIONS Joint Venture Properties
Year of Lease Expiration	Number of Expiring Leases**	Rentable Square Footage of Expiring Leases	Percentage of Total Leased Sq. Ft.	Annualized Rent of Expiring Leases	Annualized Rent Per Leased Square Foot of Expiring Leases $/psf ***	Year 2004 Weighted Average Asking Rent $/psf
In 1st Quarter 2004*	9	26,223	0.38%	$533,844	$20.36	$40.62
In 2nd Quarter 2004	15	70,639	1.03%	$2,299,872	$32.56	$47.69
In 3rd Quarter 2004	9	104,090	1.52%	$3,800,004	$36.51	$39.44
In 4th Quarter 2004	5	13,252	0.19%	$909,912	$68.66	$43.92

Total 2004	38	214,204	3.13%	$7,543,632	$35.22	$42.58
In 1st Quarter 2005	10	181,702	0.00%	$6,607,188	$36.36	$38.96
In 2nd Quarter 2005	12	165,342	0.95%	$7,783,344	$47.07	$50.98
In 3rd Quarter 2005	6	81,497	1.56%	$1,874,700	$23.00	$46.44
In 4th Quarter 2005	14	75,228	0.12%	$1,090,896	$14.50	$44.16

Total 2005	42	503,769	7.36%	$17,356,128	$34.45	$44.89
2006	39	420,355	6.14%	$12,909,960	$30.71	$38.28
2007	19	482,719	7.05%	$25,127,784	$52.05	$49.27
2008	28	555,825	8.12%	$21,761,100	$39.15	$47.98
2009	20	641,222	9.37%	$27,711,000	$43.22	$44.69
2010	18	1,319,506	19.27%	$57,280,212	$43.41	$45.53
2011	5	201,679	2.95%	$6,954,672	$34.48	$46.52
2012	8	126,206	1.84%	$5,691,972	$45.10	$36.80
2013	8	949,932	13.87%	$47,046,552	$49.53	$55.39
Thereafter	36	1,431,146	20.90%	$63,791,316	$44.56	$52.52

	261	6,846,563	100.00%	$293,174,328	$42.82	$48.03

*
Includes month to month holdover tenants that expired prior to 3/31/04.

**
Tenants may have multiple leases.

***
Represents in place annualized rent allocated by year of maturity.

SUMMARY OF REAL ESTATE ACQUISITION ACTIVITY POST 1997
					% Leased
	Property			Net Rentable sf			Acquisition Price($'s)(1)
		Type of Ownership	Submarket		at acquisition	3/31/2004
1998 Acquisitions
Mar-98	420 Lexington	Operating Sublease	Grand Central North	1,188,000	83	98	$78,000,000
Mar-98	1466 Broadway	Fee Interest	Times Square	289,000	87	89	$64,000,000
Mar-98	321 West 44th	Fee Interest	Times Square	203,000	96	N/A	$17,000,000
May-98	711 3rd Avenue	Operating Sublease	Grand Central North	524,000	79	99	$65,600,000
Jun-98	440 9th Avenue	Fee Interest	Times Square South	339,000	76	100	$32,000,000
Aug-98	1412 Broadway	Fee Interest	Times Square South	389,000	90	N/A	$82,000,000

				2,932,000			$338,600,000
1999 Acquisitions
Jan-99	420 Lexington Leasehold	Sub-leasehold	Grand Central North			—	$27,300,000
Jan-99	555 West 57th—65% JV	Fee Interest	Midtown West	941,000	100	100	$66,700,000
May-99	90 Broad Street—35% JV	Fee Interest	Financial	339,000	82	N/A	$34,500,000
May-99	The Madison Properties:	Fee Interest	Grand Central South				$50,000,000
	286 Madison Avenue			112,000	99	88
	290 Madison Avenue			36,800	86	100
	292 Madison Avenue			187,000	97	95
Aug-99	1250 Broadway—50% JV	Fee Interest	Penn Station	670,000	97	N/A	$93,000,000
Nov-99	555 West 57th—remaining 35%	Fee Interest	Midtown West	—		99	$34,100,000

				2,285,800			$305,600,000
2000 Acquisitions
Feb-00	100 Park Avenue	Fee Interest	Grand Central South	834,000	97	98	$192,000,000
Dec-00	180 Madison Avenue	Fee Interest	Grand Central South	265,000	90	83	$41,250,000
Contribution to JV
May-00	321 West 44th	Fee Interest	Times Square	203,000	98	N/A	$28,400,000

				1,302,000			$261,650,000
2001 Acquisitions
Jan-01	1370 Broadway	Fee Interest	Times Square South	255,000	97	N/A	$50,500,000
Jan-01	1 Park Avenue	Various Interests	Grand Central South	913,000	97	95	$233,900,000
Jan-01	469 7th Avenue—35% JV	Fee Interest	Penn Station	253,000	98	N/A	$45,700,000
Jun-01	317 Madison	Fee Interest	Grand Central	450,000	95	89	$105,600,000
Acquisition of JV Interest
Sep-01	1250 Broadway—49.9% JV (2)	Fee Interest	Penn Station	670,000	98	93	$126,500,000

				2,541,000			$562,200,000
2002 Acquisitions
May-02	1515 Broadway—55% JV	Fee Interest	Times Square	1,750,000	98	95	$483,500,000

							$483,500,000
2003 Acquisitions
Feb-03	220 East 42nd Street	Fee Interest	United Nations	1,135,000	92	95	$265,000,000
Mar-03	125 Broad Street	Fee Interest	Downtown	525,000	100	100	$92,000,000
Oct-03	461 Fifth Avenue	Fee Interest	Grand Central	200,000	94	97	$60,900,000
Dec-03	1221 Ave of Americas —45% JV	Fee Interest	Rockefeller Center	2,550,000	99	99	$1,000,000,000

				4,410,000			$1,417,900,000
2004 Acquisitions
Mar-04	19 West 44th Street —35% JV	Fee Interest	Grand Central	292,000	86	87	$67,000,000

(1)
Acquisition price represents gross price for consolidated acquisitions as well as joint venture properties.
(2)
Current ownership interest is 55%. (From 9/1/01-10/31/01the company owned 99.8% of this property.)

SUMMARY OF REAL ESTATE SALES ACTIVITY POST 1999
	Property	Type of Ownership	Submarket	Net Rentable sf	Sales Price ($'s)	Sales Price ($'s/SF)
2000 Sales
Feb-00	29 West 35th Street	Fee Interest	Penn Station	78,000	$11,700,000	$150
Mar-00	36 West 44th Street	Fee Interest	Grand Central	178,000	$31,500,000	$177
May-00	321 West 44th Street—35% JV	Fee Interest	Times Square	203,000	$28,400,000	$140
Nov-00	90 Broad Street	Fee Interest	Financial	339,000	$60,000,000	$177
Dec-00	17 Battery South	Fee Interest	Financial	392,000	$53,000,000	$135

				1,190,000	$184,600,000	$156
2001 Sales
Jan-01	633 Third Ave	Fee Interest	Grand Central North	40,623	$13,250,000	$326
May-01	1 Park Ave—45% JV	Fee Interest	Grand Central South	913,000	$233,900,000	$256
Jun-01	1412 Broadway	Fee Interest	Times Square South	389,000	$90,700,000	$233
Jul-01	110 E. 42nd Street	Fee Interest	Grand Central	69,700	$14,500,000	$208
Sep-01	1250 Broadway (1)	Fee Interest	Penn Station	670,000	$126,500,000	$189

				2,082,323	$478,850,000	$242
2002 Sales
Jun-02	469 Seventh Avenue	Fee Interest	Penn Station	253,000	$53,100,000	$210

				253,000	$53,100,000	$210
2003 Sales
Mar-03	50 West 23rd Street	Fee Interest	Chelsea	333,000	$66,000,000	$198
Jul-03	1370 Broadway	Fee Interest	Times Square South	255,000	$58,500,000	$229
Dec-03	321 W 44th Street	Fee Interest	Times Square	203,000	$35,000,000	$172

				791,000	$159,500,000	$202

(1)
Company sold a 45% JV interest in the property at an implied $126.5mm sales price.

Supplemental Definitions

        Annualized rent is calculated as monthly base rent and escalations per the lease, as of a certain date, multiplied by 12.

        Debt service coverage is adjusted EBITDA divided by total interest and principal payments.

        Equity income/ (loss) from affiliates are generally accounted for on a cost basis and realized gains and losses are included in current earnings. For its investments in private companies, the Company periodically reviews its investments and management determines if the value of such investments have been permanently impaired. Permanent impairment losses for investments in public and private companies are included in current earnings.

        Fixed charge is adjusted EBITDA divided by the total payments for ground leases and preferred stock.

        Fixed charge coverage is adjusted EBITDA divided by total interest expense (including capitalized interest and debt premium amortization, but excluding finance cost amortization) plus preferred dividends and distributions.

        Funds available for distribution (FAD) is defined as FFO plus non-real estate depreciation, 2% allowance for straight line credit loss, adjustment for straight line ground rent, non-cash deferred compensation, a pro-rata adjustment for FAD for SLG's unconsolidated JV; less straight line rental income, free rent net of amortization, second cycle tenant improvement and leasing cost, and recurring building improvements.

        Funds from operations (FFO) is defined as income from operations before minority interests, gains or losses from sales of real estate and extraordinary items plus real estate depreciation, an adjustment to derive SLG's pro rata share of the FFO of unconsolidated joint ventures, and perpetual preferred stock dividends. In accordance with NAREIT White Paper on FFO, SLG includes the effects of straight-line rents in FFO.

        Interest coverage is adjusted EBITDA divided by total interest expense.

        Junior Mortgage Participations are subordinate interests in first mortgages.

        Mezzanine Debt Loans are loans secured by ownership interests.

        Operating earnings per share reflects income before minority interests and gains (losses) from dispositions of real estate and impairment reserves on assets held for sale and operating properties less minority interests' share of income and preferred stock dividends if anti-dilutive.

        Percentage leased represents the total percentage of total rentable square feet owned, which is leased, including month-to-month leases, as of the date reported. Space is considered leased when the tenant has either taken physical or economic occupancy.

        Preferred Equity Investments are equity investments entitled to preferential returns that are senior to common equity.

        Recurring capital expenditures represents non-incremental building improvements and leasing costs required to maintain current revenues. Recurring capital expenditures do not include immediate building improvements that were taken into consideration when underwriting the purchase of a building or which are incurred to bring a building up to "operating standard."

        Redevelopment costs are non-recurring capital expenditures incurred in order to improve buildings to SLG's "operating standards." These building costs are taken into consideration during the underwriting for a given property's acquisition.

        Same-store NOI growth is the change in the NOI (excluding straight-line rents) of the same-store properties from the prior year reporting period to the current year reporting period.

        Same-store properties include all properties that were owned during both the current and prior year reporting periods and excludes development properties prior to being stabilized for both the current and prior reporting period.

        Second generation TI's and LC's are tenant improvements, lease commissions, and other leasing costs incurred during leasing of second generations space. Costs incurred prior to leasing available square feet are not included until such space is leased. Second generation space excludes square footage vacant at acquisition.

        SLG's share of total debt to market capitalization is calculated as SLG's share of total debt divided by the sum of total debt plus market equity and preferred stock equity income redeemable shares. SLG's share of total debt includes total consolidated debt plus SLG's pro rata share of the debt of unconsolidated joint ventures less than JV partners' share of debt. Market equity assumes conversion of all OP units into common stock.

        Total square feet owned represents 100% of the square footage of properties either owned directly by SLG or in which SLG has a controlling interest (e.g. consolidated joint ventures).

CORPORATE GOVERNANCE
Stephen L. Green Chairman of the Board	Gregory F. Hughes Chief Financial Officer
Marc Holliday CEO and President	Gerard Nocera Executive VP, Director of Real Estate
Michael W. Reid Chief Operating Officer	Andrew S. Levine General Counsel and Secretary

ANALYST COVERAGE

Firm	Analyst	Phone	Email
AG Edwards	Dave Aubuchon	(314) 955-5452	aubuchond@agedwards.com
Corinthian Partners, LLC	Claus Hirsch	(212) 287-1565	chirsch@corinthianpartners.com
Credit Suisse First Boston		(212) 538-5250
Deutsche Banc Alex. Brown	Louis W. Taylor	(212) 469-4912	louis.taylor@db.com
Goldman Sachs	Carey Callaghan	(212) 902-4351	carey.callaghan@gs.com
KeyBanc Capital Markets	Frank Greywitt III	(216) 263-4795	fgreywitt@mcdinvest.com
Legg Mason Wood Walker, Inc.	David Fick	(410) 454-5018	dmfick@leggmason.com
Lehman Brothers, Inc.	David Shulman	(212) 526-3413	dshulman@lehman.com
J.P. Morgan Securities Inc.	Anthony Paolone	(212) 622-6682	anthony.paolone@jpmorgan.com
Prudential Securities	James W. Sullivan	(212) 778-2515	jim_sullivan@prusec.com
Raymond James & Associates	Paul Puryear	(727) 567-2253	ppuryear@ecm.rjf.com
Salomon Smith Barney	Jonathan Litt	(212) 816-0231	jonathan.litt@ssmb.com
Wachovia Securities	Christopher Haley	(443) 263-6773	christopher.haley@wachovia.com

        SL Green Realty Corp. is followed by the analyst(s) listed above. Please note that any opinions, estimates or forecasts regarding SL Green Realty Corp.'s performance made by these analysts are theirs alone and do not represent opinions, forecasts or predictions of SL Green Realty Corp. or its management. SL Green Realty Corp. does not by its reference above or distribution imply its endorsement of or concurrence with such information, conclusions or recommendations.

QuickLinks

  Exhibit 99.2
Current Maturity Profile
Structured Finance Maturity Profile